CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPORATION

                      STATE OF CONNECTICUT
                     SECRETARY OF THE STATE
                        30 TRINITY STREET
                       HARTFORD, CT 06106
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1.   Name of Corporation (Please enter name within lines)
                         PHOTRONICS, INC.
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2.   The Certificate of Incorporation is:

     |X| A. Amended only, pursuant to Conn. Gen. Stat. Sect. 33-360

     Set forth here the resolution of amendment and/or restatement.

     RESOLVED, that the Certificate of Incorporation be amended by striking the first paragraph of Article Third in its entirety and substituting therefor the following:

     3) The aggregate number of shares which the Corporation shall have the authority to issue is 22,000,000 shares, of which 2,000,000 shares shall be shares of Preferred Stock having a par value of $0.01 per share (hereinafter called "Preferred Stock") and 20,000,000 shares shall be shares of Common Stock having a par value of $0.01 per share (hereinafter called "Common Stock").

(If 2A or 2B is checked, go to 5 & 6 to complete this certificate.
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5.   The manner of adopting the resolution was as follows:
     (Check one A, B or C)

     |X|  A. By the board of directors and shareholders, pursuant
                  to Conn. Gen. Stat. Sect. 33-360.
                  Vote of Shareholders: (Check (i) or (ii), and (iii) if applicable)

                  (i)  |X| No shares are required to be voted as a
                           class; the shareholders' vote was as follows:

                  Vote Required for Adoption:  3,288,639
                  Vote Favoring Adoption:  5,151,790

                  (iii)  |X| Check here if the corporation has 100 or
                             more recordholders, as defined in Conn.
                             Gen. Stat. Sect. 33-311a(a).

     We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.
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Name of President                          Signature
     Michael J. Yomazzo                    Michael J. Yomazzo
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Name of Secretary                          Signature
     Jeffrey P. Moonan                     Jeffrey P. Moonan
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6.   Dated at Brookfield, CT this 16th day of March, 1995.
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